Exhibit 99.1
FORM OF PROXY CARD
NITROMED, INC.
45 HAYDEN AVENUE, SUITE 3000
LEXINGTON, MASSACHUSETTS 02421
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ___ ___, 2009
The undersigned, revoking all prior proxies, hereby appoints Kenneth M. Bate and Matthew Ebert as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of NitroMed, Inc. (“NitroMed”) held of record by the undersigned on ___ ___, 2009 at the Special Meeting of Stockholders to be held on ___ ___, 2009 at 10:00 a.m. local time and any adjournments thereof. The undersigned hereby directs Kenneth M. Bate and Matthew Ebert to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.
IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.
If you have any questions or need assistance in voting, please call The Altman Group at (800) 249-7120 (toll free) or (201) 806-7300.
(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
NITROMED, INC.
___ ___, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN
BLUE OR BLACK INK AS SHOWN HERE ☒

PROXY VOTING INSTRUCTIONS
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
OR
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
OR
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
OR
IN PERSON — You may vote your shares in person by attending the Special Meeting.
You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or special meeting date.

		FOR	AGAINST	ABSTAIN

1.	To approve the issuance of NitroMed common stock pursuant to the Agreement and Plan of Merger, dated as of November 18, 2008, by and among NitroMed, Newport Acquisition Corp., a wholly owned subsidiary of NitroMed, and Archemix Corp.	☐	☐	☐

2.	To approve an amendment to NitroMed’s certificate of incorporation effecting the reverse stock split.	☐	☐	☐

3.	To approve an amendment to NitroMed’s certificate of incorporation to change the name of “NitroMed, Inc.” to “Archemix Corp.”	☐	☐	☐

4.	To approve an adjournment of the NitroMed special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of NitroMed Proposal Nos. 1, 2 and 3.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
NitroMed, Inc.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.